UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2026

IRENIC ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-43248	98-1922153
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, 15th Floor

New York, New York 10153

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (646) 993-6330

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of one redeemable warrant	IACQU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 par value	IACQ	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	IACQW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

Dismissal of CBIZ CPAs P.C.

On September 2, 2026 (the “Dismissal Date”), Irenic Acquisition Corp. (the “Company”) dismissed CBIZ CPAs P.C. (“CBIZ CPAs”) as its independent registered public accounting firm. The dismissal was approved by the Audit Committee (the “Committee”) of the Board of Directors of the Company. The change in independent registered public accounting firm is not the result of any disagreement with CBIZ CPAs.

CBIZ CPAs’ audit reports on (i) the Company’s financial statements as of March 6, 2026 and for the period from March 4, 2026 (inception) through March 6, 2026 and (ii) the Company’s balance sheet as of April 29, 2026 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report for the period from March 4, 2026 (inception) through March 6, 2026 included an explanatory paragraph relating to substantial doubt about the Company’s ability to continue as a going concern.

During the period from March 4, 2026 through the Dismissal Date, there were no “disagreements” within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and CBIZ CPAs on any matters of accounting principles or practices, financial statement disclosures or auditing scope or procedures which, if not resolved to CBIZ CPAs’ satisfaction, would have caused CBIZ CPAs to make reference to the subject matter of the disagreements in its reports, and, except for the material weakness described below, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K. The Company’s Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures were not effective as of June 30, 2026 due to a material weakness in the Company’s internal control over financial reporting related to the Company’s financial statement review process which did not operate effectively to identify financial reporting errors, resulting in a reasonable possibility that a material misstatement would not be prevented or detected on a timely basis.

The Company has provided CBIZ CPAs with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K and requested that CBIZ CPAs furnish the Company with a copy of CBIZ CPAs’ letter addressed to the Securities and Exchange Commission (the “SEC”) whether it agrees with the statements made above. A copy of CBIZ CPAs’ letter to the SEC dated September 4, 2026 is attached as Exhibit 16.1 to this Current Report on Form 8-K.

Engagement of WithumSmith+Brown, PC

On September 3, 2026, as approved by the Committee, the Company engaged WithumSmith+Brown, PC (“Withum”) as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2026 and to review the Company’s quarterly financial statements for the quarter ended September 30, 2026.

During the period from March 4, 2026 through September 3, 2026, neither the Company nor anyone on its behalf consulted with Withum regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Withum concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter from CBIZ CPAs P.C. dated September 4, 2026 to the Securities and Exchange Commission regarding change in certifying accountant.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRENIC ACQUISITION CORP.

Date: September 4, 2026	By:	/s/ Matthew Kupersmith
Name: Matthew Kupersmith
Title: Chief Financial Officer